Exhibit 4.11

Execution Version

FACILITY AGREEMENT

relating to a revolving credit facility
of up to US$100,000,000 (which may be increased
to US$150,000,000 subject to further syndication)

dated 16 December 2011

for

DIANA CONTAINERSHIPS INC

arranged by

THE ROYAL BANK OF SCOTLAND plc

with

THE ROYAL BANK OF SCOTLAND plc
acting as Agent

and with

THE ROYAL BANK OF SCOTLAND plc
acting as Security Trustee

Watson, Farley & Williams LLP
London

	CONTENTS

Clause		Page No.

1	DEFINITIONS AND INTERPRETATION	1

2	THE FACILITY	17

3	PURPOSE	18

4	CONDITIONS OF UTILISATION	18

5	UTILISATION	21

6	REPAYMENT	22

7	PREPAYMENT AND CANCELLATION	22

8	INTEREST	26

9	INTEREST PERIODS	27

10	CHANGES TO THE CALCULATION OF INTEREST	27

11	FEES	28

12	TAX GROSS UP AND INDEMNITIES	30

13	INCREASED COSTS	32

14	OTHER INDEMNITIES	33

15	MITIGATION BY THE LENDERS	34

16	COSTS AND EXPENSES	35

17	GUARANTEE AND INDEMNITY	36

18	REPRESENTATIONS	39

19	INFORMATION UNDERTAKINGS	41

20	FINANCIAL COVENANT S	44

21	GENERAL UNDERTAKINGS	45

22	INSURANCE	47

23	SHIP COVENANTS	52

24	SECURITY COVER	55

25	APPLICATION OF EARNINGS	57

26	EVENTS OF DEFAULT	57

27	CHANGES TO THE LENDERS	61

28	CHANGES TO THE OBLIGORS	65

29	ROLE OF THE SERVICING BANKS AND THE ARRANGER	67

30	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	73

31	SHARING AMONG THE FINANCE PARTIES	74

32	PAYMENT MECHANICS	76

33	SET-OFF	78

34	NOTICES	78

35	CALCULATIONS AND CERTIFICATES	80

36	PARTIAL INVALIDITY	80

37	REMEDIES AND WAIVERS	80

38	AMENDMENTS AND WAIVERS	81

39	CONFIDENTIALITY	81

40	COUNTERPARTS	85

41	GOVERNING LAW	86

42	ENFORCEMENT	86

SCHEDULE 1 THE ORIGINAL PARTIES PART I THE ORIGINAL OBLIGORS		87

SCHEDULE 1 THE ORIGINAL PARTIES PART II ORIGINAL LENDERS		88

SCHEDULE 1 THE ORIGINAL PARTIES PART III ORIGINAL HEDGING COUNTERPARTIES		89

SCHEDULE 2 CONDITIONS PRECEDENT PART I		90

SCHEDULE 2 CONDITIONS PRECEDENT PART II		93

SCHEDULE 3 REQUESTS PART I		95

SCHEDULE 3 REQUESTS PART II		96

SCHEDULE 4 MANDATORY COST FORMULAE		97

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE		100

SCHEDULE 6 FORM OF ASSIGNMENT AGREEMENT		102

SCHEDULE 7 FORM OF ACCESSION LETTER		105

SCHEDULE 8 FORM OF RESIGNATION LETTER		106

SCHEDULE 9 FORM OF COMPLIANCE CERTIFICATE		107

SCHEDULE 10 FORM OF CONFIDENTIALITY UNDERTAKING		109

SCHEDULE 11 TIMETABLES	114

SCHEDULE 12 FORM OF ADDITIONAL COMMITMENT ACCESSION LETTER	115

SIGNATORIES	117

THIS AGREEMENT is dated 16 December 2011 and made between:

(1)
DIANA CONTAINERSHIPS INC, a corporation incorporated in the Marshall Islands with registered office at Trust Company Complex, Ajeltake Island, P 0 Box 1405, Majuro, Marshall Islands MH96960 as borrower (the "Borrower");

(2)	THE SUBSIDIARIES of the Borrower listed in Part I of Schedule 1 as original guarantors (the "Original Guarantors");

(3)	THE ROYAL BANK OF SCOTLAND plc as arranger (the "Arranger");

(4)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "Original Lenders");

(5)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 as hedge counterparties (the "Original Hedge Counterparties");

(6)	THE ROYAL BANK OF SCOTLAND plc as agent of the other Finance Parties (the "Agent"); and

(7)	THE ROYAL BANK OF SCOTLAND plc as trustee for the other Finance Parties (the "Security Trustee").

BACKGROUND:

The Lenders have agreed to make available to the Borrower a revolving credit facility of up to US$100,000,000 (which may be increased to US$150,000,000 subject to further syndication as contemplated under Clause 2.3 below) for the following purposes:

(1)	to enable the Borrower to assist the Original Guarantors to refinance the Original Ships; and

(ii)	to enable the Borrower to assist Additional Guarantors to finance the acquisition of Additional Ships.

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1              DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Agreement:

"Accession Letter" means a document in the form set out in Schedule 6 (Form of Accession Letter) or in any other form agreed between the Borrower and the Agent.

"Accounts Security Deed" means a deed creating security in respect of the Earnings Accounts in Agreed Form.

"Accounting Information", means the quarterly financial statements and/or the annual audited financial statements to be provided by the Borrower to the Agent in accordance with Clause 19.1 (Financial Statements).

"Accounting Period", means each consecutive period of approximately three months falling during the "Security Period" (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered pursuant to Clause 19.1 (Financial Statements).

"Additional Commitment Accession Letter" means a document in the form set out in Schedule 12 (Form of Additional Commitment Letter) or in any other form agreed between the Agent and the relevant Lender;

"Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

"Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).

"Additional Ship" means a containership of 1,500 TEU to 8,500 TEU owned by a company which becomes, or is to become, an Additional Guarantor and which has been approved for such purposes by the Agent pursuant to Clause 4.2 (Availability of Loans for Additional Ships).

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. For the purposes of The Royal Bank of Scotland plc, "Affiliate" shall include The Royal Bank of Scotland N.V. and each of its subsidiaries or subsidiary undertakings but shall not include: (i) the UK Government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or (ii) any persons or entities controlled by or under common control with the UK Government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) which are not part of The Royal Bank of Scotland Group plc and its subsidiary or subsidiary undertakings (including The Royal Bank of Scotland N.V. and each of its subsidiary or subsidiary undertakings).

"Agreed Form" means, in relation to any document, that document in the form approved in writing by the Borrower and the Agent (acting on the instructions of all the Lenders) or, if not agreed, in the form specified by the Agent (acting on the instructions of all the Lenders);

"Approved Broker" means Clarkson & Co, Braemer Seascope, Arrow Research Ltd and Galbraiths Limited and such other firm of independent sale and purchase shipbrokers as shall be approved by the Agent (in substitution for any of the foregoing) from time to time for the purposes of this Agreement;

"Approved Flag" means any of the Marshall Islands, Greek, Liberian, Cypriot, Hong Kong, Maltese or Bahamas or any other flag as the Agent (acting on the authorisation of all the Lenders) may approve as the flag on which a Ship may be registered.

"Approved Flag State" means any of the Marshall Islands, Greece, Liberia, Cyprus, Hong Kong, Malta or the Commonwealth of the Bahamas or any other country in which the Agent (acting on the authorisation of all the Lenders) may approve that a Ship may be registered.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Approved Manager" means, in relation to any Ship, Diana Shipping Services S.A., incorporated in Panama with its registered office at Edificio "Centro Magna Corp", Ave. Manual MA, de y Casa y calle 51, Panama, Republic of Panama, or any other person approved by the Agent acting on the instructions of the Majority Lenders as the manager of that Ship.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means the period from and including the date of this Agreement to and including the Termination Date.

"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Athens and New York City.

"CISADA" means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons;

"Commitment" means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Compliance Certificate" means a certificate in the form set out in Schedule 9 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the Agent.

"Confidential Information" means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking in the form set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

"Consolidated Cash" means, in respect of an Accounting Period, the aggregate amount of cash held by the members of the Group as stated in the then most recent Accounting Information.

"Consolidated Debt" means, in respect of an Accounting Period, the aggregate amount of Debt due by the members of the Group (other than such Debt owing by any member of the Group to another member of the Group) as stated in the then most recent Accounting Information.

"Consolidated Net Debt" means Consolidated Debt less Consolidated Cash.

"Current Assets" means, in respect of each Accounting Period, the aggregate of the cash and marketable securities, trade and other receivables from persons other than a member of the Group realisable within one year, inventories and prepaid expenses which are to be charged to income within one year less any doubtful debts and any discounts or allowances given as stated in the then most recent Accounting Information.

"Debt" means, in relation to any member of the Group (the "debtor"), Financial Indebtedness of the debtor.

"Default" means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Diana Shipping" means Diana Shipping Inc, a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, PO Box 1405, Majuro, Marshall Islands MH96960.

"Disruption Event" means either or both of

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Earnings" means, in relation to any Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Guarantor which owns that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Agent, pooled or shared with any other person:

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to the Guarantor which owns that Ship or the Security Trustee in the event of requisition of that Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship; and

(vi)	all moneys which are at any time payable under any Insurances in respect of loss of hire; and

(b)	if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (i) to (vi) above are pooled or shared with any other person,

that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

"Earnings Account" means, in relation to any Ship, an account in the name of the Guarantor which owns that Ship with the Agent in Greece with such designation as the Agent shall allocate (which in the case of each Original Guarantor is the designation specified in Schedule I Part I (the Original Obligors)), or any other account (with that or another office of the Agent) which is designated by the Agent as the Earnings Account in relation to that Ship for the purposes of this Agreement.

"EBITDA" on a consolidated basis of the Group means the earnings before interest, expenses and other financial charges, taxes, depreciation and amortization (for the previous period of twelve months).

"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and a "claim" includes a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).

"Executive Managers" means the persons identified in a letter agreement of even date herewith made between the Borrower and the Agent.

"Facility" means the revolving credit facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower (or the Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees),

"Finance Document" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	the Mortgages;

(d)	the General Assignments;

(e)	the Accounts Security Deed;

(f)	the Shares Pledges;

(g)	the Hedging Agreement Assignments;

(h)	any Accession Letter;

(i)	any Resignation Letter; and

(j)	any other document designated as such by the Agent and the Borrower.

"Finance Party" means the Agent, the Security Trustee, the Arranger, a Lender or a Hedge Counterparty.

"Financial Indebtedness" means, in relation to any member of the Group (the "debtor"), a liability of the debtor resulting from:

(a)	money borrowed from all sources;

(b)	any bonds, notes, loan stock, debentures or similar instruments;

(c)	acceptance credits, bills of exchange or documentary credits;

(d)	share issues on the basis that they are, or may become, redeemable (at redemption value);

(e)	gross obligations under finance leases;

(f)	factoring of debts;

(g)	amounts raised or obligations incurred in respect of any other transaction, which has the commercial effect of borrowing as determined in accordance with GAAP,

                provided that no amount shall be taken into account more than once in calculating Financial Indebtedness.

"First Availability Date" means the date on which all the conditions precedent referred to in Schedule 2 Part I have been satisfied and shall be no later than 16 January 2012 or such later date as the Agent (acting on the instructions of the Majority Lenders) may agree with the Borrower.

"Forward Looking Net Contract Operating Cash Flow" in respect of the Ships, means the contracted revenues (including, but not limited to, revenues agreed under time charter, bareboat charter and voyage charter agreements) projected over the then next 12 month period, less

(a)	in respect of those revenues, the projected:

(i)	voyage expenses (including, but not limited to, commissions payable to related parties (including those under prevailing vessel management agreements) and unrelated parties); and

(ii)
vessel operating expenses (including, but not limited to, crew wages and related costs, the cost of insurance and vessel registry, expenses relating to repairs and maintenance, the cost of spares and consumable stores, tonnage taxes, regulatory fees and other miscellaneous expenses); and

(iii)	management fees (including, but not limited to, those under prevailing vessel management agreements).

and

(b)
the Borrower's general and administrative expenses (including, but not limited to all fees payable under the prevailing Administrative Services Agreement and the Broker Services Agreement, or equivalent agreements as referred to in its Original Financial Statements), in each case projected over the same period.

"Forward Looking Projected Interest Costs" means at the relevant time the interest costs payable by the Borrower under this Agreement over the then next 12 month period.

"Further Syndication Arrangements" means the arrangements for the primary syndication of up to a further $50,000,000 of Commitments as described in the Mandate Letter and Clause 2.3 (Further Syndication).

"GAAP" means accounting principles, concepts, business and policies generally adopted in the United States of America consistently applied.

"General Assignment" means, in relation to any Ship, a general assignment of its Earnings, Insurances and any Requisition Compensation in Agreed Form.

"Group" means the Borrower and its Subsidiaries from time to time.

"Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors).

"Hedging Agreement" means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Borrower and a Hedge Counterparty for the purpose of hedging interest rate liabilities in relation to the Facility.

"Hedging Agreement Assignment" means, in relation to each Hedging Agreement, an assignment in respect of the Borrower's rights and benefits thereunder in Agreed Form.

"Hedging Counterparty" means:

(a)	any Original Hedging Counterparty; and

(b)	any bank, financial institution, trust fund or other entity which has become a Party by accession pursuant to Clause 2.3,

which in each case has not ceased to be a Party in accordance with this Agreement.

"Hedge Exposure" means as at any relevant date and in relation to a Hedge Counterparty, the amount certified by the Hedge Counterparty to the Agent to be the aggregate net amount in dollars which would be payable by the Borrower to the Hedge Swap Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the relevant Hedging Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the relevant Hedge Counterparty.

"Holding Company" means, in relation to a company or corporation, any other company or corporation of which it is a Subsidiary.

"Insurances" means, in relation to any Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, its Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement;

"Interest Expenses" means, in respect of an Accounting Period, the aggregate on a consolidated basis of all interest incurred by any member of the Group (excluding any amounts owing by one member of the Group to another member of the Group) and any net amounts payable under interest rate hedge agreements.

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time (and the term "ISSC" means an International Ship Security Certificate issued under the ISPS Code).

"Lender" means:

(a)	any Original Lender; and

(b)
any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders) or by accession pursuant to Clause 2.3 (Further Syndication),

which in each case has not ceased to be a Party in accordance with this Agreement.

"LIBOR" means, in relation to any Loan or Unpaid Sum:

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for dollars for the Interest Period of that Loan or Unpaid Sum, the arithmetic mean of the rates as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London Interbank Market, as of the Specified Time on the Quotation Day for the offering of deposits in dollars and for a period comparable to the Interest Period for that Loan or Unpaid Sum.

"LMA" means the Loan Market Association.

"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

"Major Casualty" means, in relation to any Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66%% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662A% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66%% of all the Loans then outstanding.

"Mandate Letter" means the mandate letter of even date herewith made between the Arranger and the Borrower in relation to the possible syndication of an additional $50,000,000 increase to the Facility.

"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

"Margin" means 2.75 per cent, per annum.

"Market Adjusted Assets" means, the total of Tangible Fixed Assets and Current Assets less Consolidated Cash.

"Material Adverse Effect" means the effect of any event or circumstance or series of events or circumstances occurring or coming into being after the date of this Agreement (or, if expressly specified in this Agreement, during any earlier period) which in the opinion of the Majority Lenders is reasonably likely to have a material adverse effect on:

(a)
the business, conditions (financial or otherwise), property, performance, prospects or results or operations of any member of the Group or the Group taken as a whole, so as to result in a Default in respect of the financial covenants in Clause

20 (Financial Covenants) under this Agreement on the next occasion on which they are required to be measured for any purpose under this Agreement; or

(b)	the ability of the Obligors taken as a whole to comply with their material obligations under this Agreement or the Finance Documents to which they are a party; or

(c)
(if not falling within paragraph (b) above, and to the extent that there has not at the time of the Majority Lenders' determination of Material Adverse Effect been another express Default), the legality, validity or enforceability of the Security created under or pursuant to the Finance Documents, or the rights or remedies of the Lenders in relation to that Security.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Mortgage" means, in relation to any Ship, the first priority or preferred ship mortgage on that Ship and, if required by the Approved Flag State, a collateral deed of covenant in Agreed Form.

"Obligor" means the Borrower or a Guarantor.

"Original Financial Statements" means the audited consolidated financial statements of the Group for its financial year ended 31 December 2010.

"Original Obligor" means the Borrower or an Original Guarantor.

"Original Ship" means each of:

(a)	the 3,426 TEU container vessel of 36,087 gross registered tons and IMO No 9401166 named "SAGITTA" and registered in the name of Likiep Shipping Company under Marshall Islands flag; and

(b)	the 3,426 TEU container vessel of 36,087 gross registered tons and IMO No 9401178 named "CENTAURUS" and registered in the name of Orangina Inc under Marshall Islands flag.

"Party" means a party to this Agreement.

"Permitted Hedging Transaction" means any derivative transaction documented by the Hedging Agreements entered into for the hedging of actual or projected real exposures arising under this Agreement for a period ending no later than the Termination Date.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	in respect of a Ship, liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(d)	in respect of a Ship, liens for salvage;

(e)	in respect of a Ship, liens for master's disbursements incurred in the ordinary course of trading; and

(f)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 23.11 (Restrictions on chartering, appointment of managers etc.).

"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

"Qualifying Lender" has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, 2 Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Reference Banks" means The Royal Bank of Scotland plc (acting through the Shipping Business Centre, 4th Floor, 1 Princes Street, London EC2R 8PB) and/or such other banks as may be appointed by the Agent in consultation with the Borrower.

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Families" means the families of the Executive Managers.

"Relevant Interbank Market" means the London Interbank Market.

"Relevant Percentage" means, where the average age of the Ships then subject to a Mortgage is:

(i)	0 to 4.99 years, 125%;

(ii)	5 to 9.99 years, 135%; and

(iii)	10 years or more, 140%.

"Repeating Representations" means each of the representations set out in Clauses 18.1 to 18.7 inclusive, Clause 18.9, Clause 18.11 and Clause 18.13.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".

"Resignation Letter" means a letter in the form set out in Schedule 8 (Form of Resignation Letter) or in any other form agreed between the Borrower and the Agent.

"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council;

(b)	imposed by CISADA; or

(c)
otherwise imposed by any law or regulation by which any Obligor, any other member of the Group or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor, any other member of the Group, any Affiliate of any of them.

"Screen Rate" means, in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for dollars for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

"Security" means:

(a)	a mortgage, charge (whether fixed or floating), pledge, assignment, trust, trust receipt, consignment, any maritime or other lien of any kind;

(b)	any other security interest of a kind not included in paragraph (a) of this definition;

(c)
a conditional sale agreement (including an agreement to sell subject to retention of title), hire purchase agreement, lease or contract of bailment that in effect secures payment or performance of a liability or obligation;

(d)	right of set-off or flawed asset arrangement that in effect secures payment or performance of a liability or obligation; and

(e)
without limiting the generality of the preceding paragraphs of this definition, any other transaction or instrument that in substance or by operation of law, now or in the future, creates an interest, right or claim in relation to property (real or personal) that secures the payment or performance of a liability or obligation, without regard to:

(i)	the form of the transaction or instrument; or

(ii)	the identity of the person who has title to the relevant property.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Agent is satisfied that all amounts outstanding under the Finance Documents and the Hedge Agreements have been irrevocably paid and discharged in full (both dates inclusive).

"Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

"Servicing Bank" means the Agent or the Security Trustee.

"Shares Pledge" means, in relation to the share capital of each Guarantor, a deed creating security in respect of that share capital in Agreed Form.

"Ship" means an Original Ship or an Additional Ship.

"Specified Time" means a time determined in accordance with Schedule 10 (Timetables);

"Subsidiary" means a subsidiary within the meaning of section 736 of the Companies Act 1985.

"Tangible Fixed Assets" means, in respect of an Accounting Period, the value (less depreciation computed in accordance with GAAP) on a consolidated basis of all the assets of the Group which would, in accordance with GAAP, be classified as tangible fixed assets, namely items held for ongoing use to the business of the Group including, without limitation, any land, plant, machinery and Ships as such value is stated in the then most recent Accounting Information; Provided that, for the purposes of determining compliance with the covenants set forth in Clause 24.1 (Minimum required security cover), the value of such tangible fixed assets attributable to the Ships shall be equal to the aggregate value of such Ships (as determined by an independent sale and purchase ship broker in the manner provided for in Clause 24.3 (Valuation of Ships) rather than the value of such Ships as stated in the then most recent Accounting Information.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Termination Date" means the date falling 5 years after the First Availability Date.

"Total Commitments" means the aggregate of the Commitments, being $100,000,000 at the date of this Agreement (but which may be increased up to $150,000,000, pursuant to Clause 2.3 (Further Syndication).

"Total Loss" means, in relation to any Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 30 days redelivered to the full control of the Guarantor which owns that Ship; and

(c)
any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the Guarantor which owns that Ship or in the case of a piracy event such longer period as may be applicable under the relevant hull marine and/or war insurance policy before such piracy event becomes declarable as a total loss under such insurance policy.

"Total Loss Date" means, in relation to the Total Loss of any Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)
the date of any compromise, arrangement or agreement made by or on behalf of the Guarantor which owns that Ship with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of total loss, the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

"Transfer Certificate" means a certificate in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

"Transfer Date" means, in relation to an assignment or a transfer, the later of

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

"Trust Property" means:

(a)
all Security and other rights granted to, or held or exercisable by, the Security Trustee under or by virtue of the Finance Documents, except rights intended for the sole benefit or protection of the Security Trustee;

(b)
all moneys or other assets which are received or recovered by or on behalf of the Security Trustee under or by virtue of any Security or right covered by paragraph (a) above, including any moneys or other assets which are received or recovered by it as a result of the enforcement or exercise by it of such a Security or right; and

(c)	all moneys or other assets which may accrue in respect of, or be derived from, any moneys or other assets covered by paragraph (b) above,

except any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of Clause 29 (Role of the Servicing Banks and the Arranger).

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents and referred to in Clause 8.3.

"Utilisation" means a utilisation of the Facility under this Agreement.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made under this Agreement.

"Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	any "Finance Party", any "Obligor" or any other "person" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a "Finance Document", a "Hedging Agreement" or any other agreement or instrument is a reference to that Finance Document, Hedging Agreement or other agreement or instrument as amended or novated;

(iv)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)
a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of any law or regulation is a reference to that provision or regulation as amended, extended, re-enacted or replaced; and

(viii)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3	Third Party Rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders have agreed to make available to the Borrower a dollar revolving credit facility in an aggregate amount equal to the Total Commitments (as the same may be increased from time to time by the Additional Commitments).

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may separately sue for any Unpaid Sum due to it.

(d)	Except as provided in paragraph (c) above, no Finance Party may commence proceedings against any Obligor in connection with a Finance Document without the prior consent of the Majority Lenders.

2.3	Further Syndication

(a)	At the date of this Agreement the Total Commitments equal $100,000,000.

(b)
Under the terms of the Mandate Letter, the Arranger has agreed, at the Borrower's first request, to use its best efforts to arrange and to manage the primary syndication of up to a further $50,000,000 of Commitments (increasing the Total Commitments to a maximum of $150,000,000) (the "Additional Commitments").

(c)
Any new Lender providing an Additional Commitment shall become a party to this Agreement and any Original Lender providing an Additional Commitment shall be contracted to provide such Additional Commitment in each case by delivering to the Agent a duly completed and executed Additional Commitment Accession Letter substantially in the form of Schedule 12 by not later than 2 days after the completion of the arrangement of the relevant Additional Commitment referred to in paragraph (b) above. Upon such delivery the Agent shall notify the Borrower of the revised Available Facility and promptly update the Commitments in Schedule 1 and circulate to all parties a new Schedule 1, Part II (which shall replace the existing Schedule 1, Part II and become an integral part thereof).

(d)
In circumstances where such new Lender is also to provide an interest rate hedging facility to the Borrower in respect of the Facility, the Additional Commitment Accession Letter to be signed by the new Lender shall provide also for such new Lender to accede to the terms of this Agreement as a new Hedging Counterparty and such new Lender shall execute at the same time as such Additional Commitment Accession Letter the following:

(i)	a Hedging Agreement with the Borrower; and

(ii)	a Hedging Agreement Assignment in relation to such Hedging Agreement.

3	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility for the purposes stated in the preamble to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	First Availability Date

It shall be a condition to the first Utilisation and the First Availability Date coming effective that the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied and at the same time shall notify the Borrower of the amount of the Facility which is then available for drawing (the "Available Facility Limit") applying the test specified in Clause 4.5 (Available Facility Limit). Subject only to the satisfaction of the conditions specified in Clause 4.3 (Further conditions precedent) and Clause 5 (Utilisation) such amount shall be available for drawing.

4.2	Availability of Loans for Additional Ships

Where a Loan is to be borrowed under this Agreement to enable the Borrower to assist an Additional Guarantor in funding the acquisition cost of an Additional Ship, the Borrower shall notify the Agent of the following:

(a)	age, deadweight tonnage and purchase price of the vessel nominated as an Additional Ship (which vessel shall be a containership of 1,500 TEU to 8,500 TEU);

(b)	the proposed flag of the vessel (which shall be an Approved Flag);

(c)
details of the company (which shall be a Subsidiary of the Borrower) which is to acquire the vessel and which is to become an Additional Guarantor pursuant to the provisions of Clause 28 (Changes to the Obligors);

together with such further information as the Agent may reasonably require.

Upon receipt of such information from the Borrower the Agent, acting on the instructions of the Lenders shall, as soon as reasonably practical, notify the Borrower of its acceptance or rejection of such additional vessel and whether or not it approves such company becoming an Additional Guarantor pursuant to Clause 28 (Changes to the Obligors).

It shall be a condition to Utilisation of a Loan for an Additional Ship that the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in form and substance reasonably satisfactory to the Agent. The Agent shall notify the Borrower promptly upon being so satisfied and at the same time shall notify the Borrower of the Available Facility Limit which is then available for drawing applying the test specified in Clause 4.5 (Available Facility Limit).

4.3	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date and before the Loan is made available:

(a)	no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.4	Maximum number of Utilisations

No more than two Utilisations may be made in each calendar quarter.

4.5	Available Facility Limit

The maximum amount of the Facility available for drawing at any relevant time shall be the lower of:

(i)	the aggregate of the Vessel Limits for all of the Ships then the subject of a Mortgage;

(ii)	the Average Age Based Limit of all the Ships then the subject of a Mortgage.

For these purposes:

"Vessel Limit" means in relation to a Ship, the multiple of its Vessel Finance Ratio and its Vessel Value;

"Vessel Value" means:

(a)	in respect of each Original Ship, the valuation of such Ship provided pursuant to item 2(a) of Part I of Schedule 2 (Conditions Precedent);

(b)	in respect of each Additional Ship, the lower of its contract price or the valuation of such Ship provided pursuant to item 8 of Part II of Schedule 2 (Conditions Precedent);

"Vessel Finance Ratio" means:

(a)	in respect of each of the Original Ships as follows:

Original Ship	Vessel Finance Ratio
SAGITTA	65%
CENTAURUS	65%

and

(b)	in respect of each Additional Ship according to their integer age as follows:

Age (in years)		Vessel Finance Ratio
From	Up to and including
0	4	65%
5	9	60%
10	14	50%
15	19	40%

"Average Age" means the arithmetic average integer age of all the Ships the subject of a Mortgage rounded up to two decimal places.

"Average Age Based Limit" means as follows:

Average Age (in years)		Average Age Based Limit
From	Up to and including
0	11.99	$150,000,000
12.00	12.99	$131,250,000
13.00	13.99	$112,500,000
14.00	14.99	$93,750,000
15.00	15.99	$75,000,000
16.00	16.99	$56,250,000
17.00	17.99	$37,500,000
18.00	18.99	$18,750,000
19.00	> 19.00	Nil

4.6	Additional Ships reaching the integer age of 20 years

In the event that any Additional Ship reaches the integer age of 20 years, the Available Facility Limit shall be reduced by the Vessel Limit applicable to such Ship.

In the event that the Loans outstanding at that time exceed the revised Available Facility Limit the Borrower shall repay, in accordance with this Agreement, such part of the Loans as exceed the Available Facility Limit.

4.7	Annual testing of Available Facility Limit

In addition to the times specified in Clause 4.1 (First Availability Date) and Clause 4.2 (Availability of Loans for Additional Ships) the test specified in Clause 4.5 (Available Facility Limit) shall be applied by the Agent on an annual basis in January of each year. The Agent shall, upon completion of each such annual test, notify the Borrower of the Available Facility Limit which is then available for drawing and in the event that the Loans outstanding at that time exceed the revised Available Facility Limit the Borrower shall repay such part of the Loans as exceed the Available Facility Limit.

SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only 1 Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)	The amount of the proposed Loan must be for a multiple of $250,000 but which:

(i)	does not exceed the Available Facility; and

(ii)	together with any other Loans then outstanding does not exceed the Available Facility Limit.

(c)
The amount of the proposed Loan must be an amount which would not oblige the Borrower to provide additional security or prepay part of the Loans if the ratio set out in Clause 24 (Security cover) were applied immediately after the Loan was made.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5	Cancellation of Commitment

At the end of the Availability Period, the Commitments which are unutilised shall be immediately cancelled.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loans

The Borrower shall repay the Loans on the Termination Date.

6.2	Termination Date

On the Termination Date, the Borrower shall additionally pay to the Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.3	Reborrowing

Any part of the Facility which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

(a)	If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(i)	that Lender (the "Notifying Lender") shall promptly notify the Agent upon becoming aware of that event;

(ii)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(iii)
the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

(b)
If circumstances arise which would result in a notification under this Clause 7.1 then, without in any way limiting the rights of the Notifying Lender under this Clause 7.1, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(i)	have an adverse effect on its business, operations or financial condition; or

(ii)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(iii)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

7.2	Change of executive management and/or beneficial ownership

(a)	If either of the Executive Managers cease to hold their current positions in the Borrower's executive management:

(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event; and

(ii)	a Lender shall not be obliged to fund a Utilisation; and

(iii)
if the Majority Lenders so require, the Agent shall, by not less than 30 days notice to the Borrower, cancel the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	If a change occurs after the date of this Agreement in the ultimate beneficial ownership of any of the shares in the Borrower or any of its Subsidiaries so that persons other than:

(i)	members of the Relevant Families or Diana Shipping;

(ii)	beneficiaries of any employee stock ownership plan or other employee benefit plan of the Borrower or its Subsidiaries; or

(iii)	one or more underwriters temporarily holding shares of the Borrower pursuant to an offering of such shares,

have acquired or shall acquire direct or indirect legal or beneficial ownership of more than 20 per cent of the issued and outstanding share capital of the Borrower or so that less than 20 per cent of the Borrower's issued share capital is vested in the ownership of members of the Relevant Families or Diana Shipping,:

(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event; and

(ii)	a Lender shall not be obliged to fund a Utilisation; and

(iii)
if the Majority Lenders so require, the Agent shall, by not less than 30 days notice to the Borrower, cancel the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3	Voluntary cancellation

The Borrower may, if it gives the Agent not less than 14 days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $250,000) of the Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4	Voluntary prepayment of Loans

The Borrower may, if it gives the Agent not less than 14 days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $250,000).

7.5	Mandatory prepayment

(a)	If a Ship is sold or becomes a Total Loss, the Borrower shall repay the relevant part of the Loans.

(b)	Such repayment shall be made:

(i)	in the case of a sale of a Ship, on or before the date on which the sale is completed by delivery of that Ship to the buyer; or

(ii)
in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

(c)
For the purpose of paragraph (a) above, "relevant part" means an amount equal to the Vessel Limit applicable to such Ship (as determined pursuant to Clause 4.5 (Available Facility Limit) and any amount required so that after such sale or Total Loss and after such prepayment the ratio which applies under Clause 24 (Security Cover) is the same as that which applied immediately prior to such sale or Total Loss and prepayment.

7.6	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

(d)
The Borrower may, in the circumstances set out in paragraph (a) above, on 15 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or the Security Trustee;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender; and

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

7.7	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to all relevant Parties.

(g)
If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (g) shall reduce the Commitments of the Lenders rateably.

(h)
If any part of the Facility is repaid or prepaid or any part of the Total Commitments is cancelled, the Borrower shall wholly or partly unwind any continuing Permitted Hedging Transactions so that their notional amount does not, and will not in the future, exceed the amount of the Loans.

SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin;

(b)	LIBOR; and

(c)	the Mandatory Cost, if any.

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than 6 Months, on the dates falling at 6 monthly intervals after the first day of the Interest Period).

8.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If an Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to the relevant Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the relevant Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the
Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement (including any rate determined pursuant to Clause 10.2 (Market Disruption)).

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if that Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be 3 Months.

(d)	Subject to this Clause 9, the Borrower may select an Interest Period of 3 or 6 Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation and division of Loans

(a)
Subject to paragraph (b) below, if 2 or more Interest Periods end on the same date, those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of that Interest Period.

(b)
Subject to Clause 4.4 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice that a Loan be divided into 2 or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)	In this Agreement "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3	Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)
If, within thirty (30) days of the giving of the notice referred to in Clause 10.3(a), the Borrower and the Agent fail to agree in writing on a substitute basis for determining the rate of interest, the Borrower will have the right to prepay the Loan in full, without any premium, penalty or cost.

(c)	Any substitute basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4	Break Costs

(a)
The Borrower shall, within 3 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	FEES

11.1	Commitment fee

(a)
The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 0.99 per cent. per annum on that Lender's Available Commitment for the period commencing on 27 September 2011 and ending on the Termination Date.

(b)
The accrued commitment fee is payable on the last day of each successive period of 3 Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2	Arrangement fee

The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions.

In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document;

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity);

Unless a contrary indication appears, in this Clause 12, a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.3	Tax indemnity

(a)
The Borrower shall (within 3 Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)
would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied.

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4	Rebate

If an Obligor pays any additional amount under Clause 12.2 (Tax gross-up), and the relevant Finance Party subsequently receives a refund or allowance from any tax authority which that Finance Party identifies as being referable to that increased amount so paid by that Obligor, that Finance Party shall, as soon as reasonably practicable, pay to the relevant Obligor an amount equal to the amount of the refund or allowance received, if and to the extent that it may do so without prejudicing its right to retain that refund or allowance and without putting itself in any worse financial position than that in which it would have been had the relevant deduction or withholding not been required to have been made. Nothing in this Clause 12.4 shall be interpreted as imposing any obligation on that Finance Party to apply for any refund or allowance nor as restricting in any way the manner in which that Finance Party organises its tax affairs, nor as imposing on that Finance Party any obligation to disclose to the Obligor any information regarding its tax affairs or tax computations.

12.5	Stamp taxes

The Borrower shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a

Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Subject Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

13	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrower shall, within 3 Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement, "Increased Costs" means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount receivable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost;

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) provided this exception shall not apply to any Increased Cost arising directly or indirectly from what is at the date of this Agreement commonly and generally described as "Basel III" but more specifically being the proposed new capital and liquidity measures to be introduced by the Basel Committee on Banking Supervision after the date of this Agreement, even if such measures are implemented wholly or partly by way of an amendment to Basel II.

(b)	In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3	Indemnity to the Agent and the Security Trustee

The Borrower shall promptly indemnify the Agent and the Security Trustee against any cost, loss or liability incurred by the Agent or the Security Trustee (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.4	Environmental Indemnity

The Borrower shall fully indemnify each Finance Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Finance Party under, or in connection with this Agreement, in any country, which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

15	MITIGATION BY THE LENDERS

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities), Clause 13 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent, the Security Trustee and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)
an amendment is required pursuant to Clause 32.9 (Change of currency), the Borrower shall, within 3 Business Days of demand, reimburse the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Trustee in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Borrower shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

17	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents and the Hedging Agreements;

(b)
undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document or any Hedging Agreement, that Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents and the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17, to the extent that such liability has been reduced as a result of such avoidance or restoration, will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document, any Hedging Agreement or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document, any Hedging Agreement or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Hedging Agreement or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document or a Hedging Agreement to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents and the Hedging Agreements have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17.

17.7	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents and the Hedging Agreements have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents or the Hedging Agreements;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full or trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment mechanics).

17.8
Release of Guarantors' right of contribution. If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with Clause 28.4 (Resignation of a Guarantor) then on the date of such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole of in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

18.1	Status

(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

18.3	Status of security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery (and, where applicable, registration) confer the Security it purports to confer over any assets to which such Security, by its terms, relates subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors); and

(b)	no third party will have any Security (except for Permitted Security) over any asset to which such Security, by its terms, relates.

18.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries' constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

18.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.6	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

18.7	Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents (other than any Mortgage) will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document (other than a Mortgage) will be recognised and enforced in its jurisdiction of incorporation.

(c)	The choice of law of the relevant Approved Flag State as the governing law of each Mortgage will be recognised and enforced in its jurisdiction of incorporation.

In each case subject to any reservations or qualifications which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors).

18.8	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.

18.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents subject to any reservations or qualifications which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors).

18.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which might have a Material Adverse Effect.

18.11	No misleading information

(a)
All financial and other information which is provided by or on behalf of any member of the Group under or in connection with any Finance Document is true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

18.12	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(b)
Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Borrower) during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(c)
There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower) since 27 September 2011.

18.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of the Borrower's knowledge and belief) been started or threatened against the Borrower or any of its Subsidiaries.

18.15	Sanctions

As regards Sanctions:

(a)
None of the Obligors, any other member of the Group or any Affiliate of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(b)
No proceeds of any Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)	Each Obligor, each other member of the Group and each Affiliate of any of them is in compliance with all Sanctions.

18.16	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request and the first day of each Interest Period; and

(b)	in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.

19	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force throughout the Security Period.

19.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year; and

(b)
as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its financial years its unaudited consolidated financial statements for that financial quarter.

19.2	Compliance Certificate

(a)
The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with each of the financial covenants in Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up.

(c)	Each Compliance Certificate shall be signed by the chief financial officer of the Borrower.

19.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 19.1 (Financial statements) shall be certified by the chief financial officer of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)
The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared in accordance with all applicable laws, the requirements of the United States Securities and Exchange Commission and GAAP.

19.4	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)
at the same time as they are despatched, all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally and any documents filed with the United States Securities and Exchange Commission;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

(c)
as soon as practicable after receiving the request, such further information regarding any Ship, its Earnings or Insurances or the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

19.5	Notification of default

(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by 2 of its directors or senior officers on its behalf certifying that no

Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6	Use of websites

(a)
The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:

(i)
the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method, in which case it shall notify the Borrower in writing promptly after such consultation;

(ii)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrower according and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within 10 Business Days.

19.7	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or internal guideline made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20	FINANCIAL COVENANTS

20.1	Borrowings

No Obligor shall (and, during the period in which the Borrower has agreed under clause 4 of the Mandate Letter that no member of the Group shall raise any other finance, the Borrower shall ensure that no other member of the Group will) incur any Financial Indebtedness except:

(a)	under the Finance Documents to which it is a party; and

(b)	in respect of Permitted Hedging Transactions.

20.2	Expenditure

No Obligor shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing a Ship.

20.3	Consolidated Net Debt

The Borrower shall ensure that at all times its Consolidated Net Debt does not exceed 60% of Market Adjusted Assets.

20.4	Interest cover

The Borrower shall ensure that at all times the EBITDA to Interest Expenses ratio is not less than 3:1.

20.5	Maintenance of Cash with Agent

The Borrower shall maintain cash with the Agent at all times not less than the higher of (i) 10% of the Loans outstanding and (ii) $5,000,000.

20.6	Forward Looking Cash Flow

The Borrower shall ensure that at all times the ratio of Forward Looking Net Contracted Operating Cash Flow to the Forward Looking Projected Interest Costs is not less than 1.2:1.

20.7	Contracted employment of Ships

The Borrower shall ensure that at all times not less than 50% of the Ships the subject of a Mortgage (the number of ships being rounded up to the nearest even number) have contracted employment with in excess of 1 year remaining, such employment to be acceptable to the Agent acting upon the instructions of all the Lenders and at their sole discretion Provided however that where the Borrower would not otherwise be in compliance with this Clause 20.7 except if such Ships also included other unencumbered vessels within the ultimate ownership of the Borrower, the Agent may, acting upon the instructions of all the Lenders and at their sole discretion, agree to include such vessels in makings its determination and further provided that where the Borrower would not otherwise be in compliance with this Clause 20.7 the Agent may, acting upon the instructions of all the Lenders and at their sole discretion, agree during the period of non-compliance no action will be taken provided that the total cash with the Agent is greater than 20% of the outstanding Loans and the total Debt of the Group is less than 70% of Market Adjusted Assets.

21	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force throughout the Security Period.

21.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation or the Approved Flag State of any Ship to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation or in the flag-state of any Ship of any Finance Document to which it is a party.

21.2	Compliance with laws

(a)
Each Obligor shall comply in all respects with all laws to which it may be subject, if (except as regards Sanctions, to which paragraph (b) below applies) failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

(b)	Each member of the Group and shall comply, in all respect with all Sanctions.

(c)	As regards the Guarantors this Clause 21.2 is not a limitation of Clause 23.9, and vice versa.

21.3	Negative pledge

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets except for Permitted Security.

21.4	No disposal of assets

No Obligor will (and the Borrower shall ensure that no other member of the Group will) transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation,

Provided that the provisions of this Clause 21.4 shall not prevent:

(i)	any disposal by a member of the Group to the Borrower or by the Borrower to a member of the Group or by a member of the Group to any other member of the Group;

(ii)
the sale of property or assets for its or their full value in cash to the extent that the net sale proceeds (after taking into account any taxation arising as a consequence of such sale) are applied within 3 months after such sale in the acquisition of assets of a similar nature and approximately equal value to be used in a business for the time being carried on by the Borrower or the relevant subsidiary of the Borrower;

(iii)	any distribution of the surplus assets of a subsidiary of the Borrower as part of a solvent winding up of such subsidiary;

(iv)	any exchange of assets for other assets of a substantially similar nature and approximately equal value;

(v)	the application of cash in the acquisition of assets or services in the ordinary course of trading of the Borrower;

(vi)	the sale, transfer, loan or disposal in the ordinary course of trading of obsolete plant and machinery; or

(vii)	the repayment of any principal or interest in respect of any moneys borrowed by members of the Group and the payment of any dividend or distribution permitted under this Agreement,

which, in each case, does not result in the reduction of the Market Adjusted Assets or otherwise result in a material adverse change in the Group's financial position

21.5	Merger

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

21.6	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.

21.7	Acquisition of further tonnage

The Guarantors shall not and shall procure that none of their Subsidiaries shall acquire any further tonnage other than the Additional Ships without the prior written consent of the Agent (such consent not to be unreasonably withheld) and the Borrower shall keep the Agent fully informed from time to time of any proposed purchases of tonnage by the Borrower or the Guarantors or any of their Subsidiaries.

21.8	Share capital

The Borrower shall not purchase, cancel or redeem any of its share capital which would result in a breach of the financial covenants set out in Clause 20 (Financial Covenants) or if an Event of Default has occurred and is continuing.

21.9	Dividends

The Borrower shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital which would result in a breach of the financial covenants set out in Clause 20 (Financial Covenants) or if an Event of Default has occurred and is continuing.

21.10	Investments

No Obligor shall:

(a)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in that Obligor's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to that Obligor than those which it could obtain in a bargain made at arms' length Provided that this shall not prevent or restrict the Borrower from on lending Loans to other Obligors for the purposes permitted in accordance with the terms of this Agreement;

(b)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

21.11	Hedging

The Borrower shall not enter into any interest rate hedging arrangements other than Permitted Hedging Transactions and shall not be obliged to enter into such Permitted Hedging Transactions.

22	INSURANCE

The undertakings in this Clause 22 remain in force throughout the Security Period.

22.1	Definitions

(a)	In this Clause 22:

"excess risks" means, in relation to any Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

"obligatory insurances" means, in relation to any Ship, all insurances effected, or which the Guarantor which owns that Ship is obliged to effect, under this Clause 22 or any other provision of this Agreement or of another Finance Document.

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a. protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"war risks" includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

(b)	In this Clause 22, a reference to "approved" means approved in writing by the Agent acting on the instructions of the Majority Lenders.

22.2	Maintenance of obligatory insurances

Each Guarantor shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks (without any exclusion for any Environmental Incident); and

(d)
any other risks against which the Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Guarantor to insure and which are specified by the Agent by notice to that Guarantor.

22.3	Terms of obligatory insurances

Each Guarantor shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	together with the other Ships then subject to a Mortgage, 120% of the Available Facility Limit; and

(ii)	the market value of the Ship owned by it;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Ship owned by it;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

22.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), each Guarantor shall procure that the obligatory insurances effected by it shall:

(a)
whenever the Agent requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Agent may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Finance Party; and

(e)	provide that the Security Trustee may make proof of loss if the Guarantor concerned fails to do so.

22.5	Renewal of obligatory insurances

Each Guarantor shall:

(a)	at least 14 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Agent of the brokers (or other insurers) and any protection and indemnity or war risks association through or with which that Guarantor proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Agents' approval to the matters referred to in paragraph (a) (i) above;

(b)	at least 7 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Agent's approval pursuant to paragraph (a) above; and

(c)
procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Agent in writing of the terms and conditions of the renewal.

22.6	Copies of policies; letters of undertaking

Each Guarantor shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Agent and including, subject to customary practice in the market from time to time, undertakings by the approved brokers that:

(a)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties);

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with such loss payable clause;

(c)	they will advise the Agent immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Agent, not less than 7 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Guarantor or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Agent of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Agent.

22.7	Copies of certificates of entry

Each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

22.8	Deposit of original policies

Each Guarantor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

22.9	Payment of premiums

Each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Agent or the Security Trustee.

22.10	Guarantees

Each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

22.11	Compliance with terms of insurances

No Guarantor shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
each Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in paragraph (c) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Agent has not given its prior approval;

(b)	no Guarantor shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)
if applicable, each Guarantor shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Guarantor shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

22.12	Alteration to terms of insurances

No Guarantor shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance which would cause that Guarantor to be in breach of this Clause 22.

22.13	Settlement of claims

No Guarantor shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

22.14	Provision of information

Each Guarantor shall promptly provide the Agent (or any persons which it may designate) with any information which the Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 22.15 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

22.15	Mortgagee's interest and additional perils insurances

The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance in an amount equal to 120% of. the Available Facility Limit and on such terms, through such insurers and generally in such manner as the Security Trustee acting on the instructions of the Majority Lenders may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

23	SHIP COVENANTS

The undertakings in this Clause 23 remain in force throughout the Security Period.

23.1	Ships' names and registration

Each Guarantor shall:

(a)	keep the Ship owned by it registered in its name under an Approved Flag;

(b)	not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and

(c)	not change the name of the Ship owned by it without the Agent's prior written consent, such consent not to be unreasonably withheld.

23.2	Repair and classification

Each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain the highest classification available to ships of the same type, specification and age as that Ship with a classification society which is a member of the International Association of Classification Societies free of overdue recommendations and conditions affecting that Ship's class; and

(c)
so as to comply with all laws and regulations applicable to vessels registered on the relevant Approved Flag or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

23.3	Modification

No Guarantor shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

23.4	Removal of parts

No Guarantor shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security in favour of any person other than the Security Trustee and becomes on installation on that Ship the property of the Guarantor concerned and subject to the security constituted by the Mortgage Provided that a Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

23.5	Surveys

Each Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Agent acting on the instructions of the Majority Lenders provide the Agent, with copies of all survey reports.

23.6	Inspection

Each Guarantor shall permit the Security Trustee (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

23.7	Prevention of and release from arrest

Each Guarantor shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or Insurances,

and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Guarantor shall procure its release by providing bail or otherwise as the circumstances may require.

23.8	Compliance with laws etc.

Each Guarantor shall:

(a)
comply, or procure compliance with all laws or regulations relating to the ownership, employment, operation and management of the Ship owned by it, including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions;

(b)	without prejudice to the generality of paragraph (a) of this Clause 23.8, not employ the Ship owned by it nor allow its employment in any manner contrary to any laws or regulations including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless the prior written consent of the Security Trustee acting on the instructions of the Majority Lenders has been given and that Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee acting on the instructions of the Majority Lenders may require.

23.9	Provision of information

Each Guarantor shall promptly provide the Agent with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;

(b)	the Earnings of the Ship owned by it and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager's compliance and the compliance of the Ship owned by it with the ISM Code and the ISPS Code,

and, upon the Agent's request, provide copies of any current charter relating to the Ship owned by it, of any current guarantee of any such charter and of that Ship's Safety Management Certificate and any relevant Document of Compliance.

23.10	Notification of certain events

Each Guarantor shall immediately notify the Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to the Ship owned by it which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made in relation to the Ship owned by it by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship owned by it;

(f)	any Environmental Claim made against that Guarantor or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Guarantor, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and that Guarantor shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of that Guarantor's, the Approved Manager's or any other person's response to any of those events or matters.

23.11	Restrictions on chartering, appointment of managers etc.

Except as the Agent may otherwise permit, no Guarantor shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;

(c)	enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;

(e)	appoint a manager of that Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(t)	de-activate or lay up that Ship; or

(g)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason other than any Permitted Security.

23.12	Notice of Mortgage

Each Guarantor shall keep the Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Guarantor to the Security Trustee.

23.13	Sharing of Earnings

No Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings of the Ship owned by it.

24	SECURITY COVER

24.1	Minimum required security cover

Clause 24.2 (Provision of additional security; prepayment) applies if the Agent notifies the Borrower that:

(a)	the aggregate of the market values (determined as provided in Clause 24.3 (Valuation of Ships) of the Ships subject to a Mortgage; plus

(b)	the net realisable value of any additional security previously provided under this Clause 24;

is below the Relevant Percentage of the aggregate of (i) the Loans and (ii) the Hedge Exposure of each Hedging Counterparty.

24.2	Provision of additional security; prepayment

If the Agent serves a notice on the Borrower under Clause 24.1 (Minimum required security cover), the Borrower shall prepay such part (at least) of the Loans as will eliminate the shortfall on or before the date falling 15 days after the date on which the Agent's notice is served (the "Prepayment Date") unless at least 1 Business Day before the Prepayment Date it has provided, or ensured that a third party has provided, additional security which, in the opinion of the Agent acting on the instructions of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may approve or require.

24.3	Valuation of Ships

For the purposes of this Clause 24, the market value of a Ship shall be determined (at the Borrower's expense) at any time as the Agent may request by means of a valuation made by an Approved Broker appointed by the Agent (the "First Valuation"). For the purposes of ascertaining the market value of a Ship the First Valuation shall be prepared:

(a)	as at a date not more than 14 days previously;

(b)	with or without physical inspection of that Ship (as the Agent may require);

(c)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment.

The Borrower may either:

(i)	accept the valuation set out in the First Valuation as conclusive evidence of the market value of the relevant Ship at the date of such valuation; or

(ii)
within 10 days of receipt of the First Valuation from the Agent, appoint a second Approved Broker (at the Borrower's expense) to provide a second valuation (the "Second Valuation") addressed to the Agent and given on the same basis as the First Valuation.

In the event that the Borrower obtains a Second Valuation as aforesaid, the average of the First Valuation and the Second Valuation shall be taken to establish the market value of the relevant Ship and such average shall be conclusive evidence of the market value of the relevant Ship.

24.4	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be that shown by a valuation complying with the requirements of Clause 24.3 (Valuation of Ships).

24.5	Valuations binding

Any valuation under this Clause 24 shall be binding and conclusive as regards the Borrower.

24.6	Provision of information

The Obligors shall promptly provide the Agent and any Approved Broker acting under this Clause 24 with any information which the Agent or the Approved Broker may request for the purposes of the valuation; and, if the Obligors fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Agent considers prudent.

24.7	Payment of valuation expenses

The Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker instructed by the Agent under this Clause 24 and all legal and other expenses properly incurred by the Agent in connection with any matter arising out of this Clause 24.

25	APPLICATION OF EARNINGS

25.1	Payment of Earnings

Each Guarantor shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings of the Ship owned by it are paid to the Earnings Account for that Ship.

25.2	Interest accrued on Earnings Accounts

Any credit balance on the Earnings Accounts shall bear interest at the rate from time to time offered by the Agent to its customers for dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Earnings Accounts.

25.3	Location of accounts

Each Obligor shall promptly:

(a)	comply with any requirement of the Agent as to the location or re-location of the Earnings Accounts (or any of them); and

(b)
execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts.

26	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 26 is an Event of Default.

26.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document or a Hedging Agreement at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 2 Business Days of its due date.

26.2	Certain obligations

Any requirement of Clause 20 (Financial covenants), Clause 21.2 (Compliance with laws), Clause 22 (Insurance), Clause 23.8 (Compliance with laws etc.) or Clause 24 (Security cover) is not satisfied.

26.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment) and Clause 26.2 (Certain obligations)) or of the Hedging Agreements.

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

26.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or in the Hedging Agreements or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document or any Hedging Agreement is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

26.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $500,000 (or its equivalent in any other currency).

26.6	Insolvency

(a)
A member of the Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group.

26.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 26.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

26.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of $500,000 or more and is not discharged within 30 days.

26.9	Ownership of the Obligors

An Obligor (other than the Borrower) is not or ceases to be a Subsidiary of the Borrower.

26.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or the Hedging Agreements to which it is a party.

26.11	Ranking of security

Any Security created by a Finance Document proves to have been or becomes invalid or unenforceable or such Security proves to have ranked after, or loses its priority to, other Security.

26.12	Repudiation

An Obligor repudiates a Finance Document or a fledging Agreement or evidences an intention to repudiate a Finance Document or a Hedging Agreement.

26.13	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

26.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately or in accordance with the terms of such notice due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Lenders.

26.15	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Trustee may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.14 (Acceleration) the Security Trustee is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES

27	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27, a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

27.2	Conditions of assignment or transfer

(a)
An Existing Lender must consult with the Borrower for no more than 14 days before it may make an assignment or transfer in accordance with Clause 27.1 (Assignments and transfers by Lenders) unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)	made at a time when an Event of Default is continuing.

(b)	An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(c)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(d)	If

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (f) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(e)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $5,000.

27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the. "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Security Trustee, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Trustee, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

27.6	Procedure for assignment.

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations,

(d)
Lenders may utilise procedures other than those set out in this Clause 27.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

27.8
Security over Lenders' rights. In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by any Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lender then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than 6 Months, on the next of the dates which falls at 6 Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, the Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

28	CHANGES TO THE OBLIGORS

28.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Additional Guarantors

(a)
Subject to the Agent notifying the Borrower of its approval of such company becoming an Additional Guarantor pursuant to Clause 4.2 (Availability of Loans for Additional Ships) the company which the Borrower nominates to be an Additional Guarantor shall become an Additional Guarantor if:

(i)	the Borrower delivers to the Agent a duly completed and executed Accession Letter; and

(ii)
the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)
The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

28.3	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.4	Resignation of a Guarantor

(a)
The Borrower may request that a Guarantor ceases to be a Guarantor after the Ship owned by it has been sold or become a Total Loss and the Borrower has complied with the provisions of Clause 7.5 (Mandatory prepayment) by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case); and

(ii)	all the Lenders have consented to the Borrower's request.

SECTION 10

THE FINANCE PARTIES

29	ROLE OF THE SERVICING BANKS AND THE ARRANGER

29.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(e)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

29.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under, or in connection with, any Finance Document.

29.4	No fiduciary duties

(a)
Neither the Agent nor the Security Trustee shall have any duties or obligations to any person under this Agreement or the other Finance Documents except to the extent that they are expressly set out in those documents; and neither Servicing Bank shall have any liability to any person in respect of its obligations and duties under this Agreement or the other Finance Documents except as expressly set out in Clauses 29.5 and 29.6, and as excluded or limited by Clauses 29.12, 29.13, 29.14 and 29.15.

(b)
The provisions of Clause 29.4(a) shall apply even if, notwithstanding and contrary to Clause 29.4(a), any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting the Agent as a fiduciary.

29.5	Duties of the Security Trustee

The Security Trustee shall:

(a)	hold the Trust Property on trust for the Finance Parties in accordance with their respective entitlements under the Finance Documents; and

(b)	deal with the Trust Property,

in accordance with this Clause 29 and the other provisions of the Finance Documents.

29.6	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Trustee receives or recovers and which are Trust Property shall (without prejudice to the rights of the Security Trustee under any Finance Document to credit any moneys received or recovered by it to any suspense account) be transferred to the Agent for application in accordance with Clause 32.2 (Distributions by the Agent) and Clause 32.5 (Partial payments).

29.7	Deductions from receipts

Before transferring any moneys to the Agent under Clause 29.6 (Application of receipts), the Security Trustee may deduct any sum then due and payable under this Agreement or any other Finance Document to the Security Trustee or any receiver, agent or other person appointed by it and retain that sum for itself or, as the case may require, pay it to the other person to whom it is then due and payable; for this purpose if the Security Trustee has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

29.8	Agent and Security Trustee the same person

Where the same person is the Security Trustee and the Agent, it shall be sufficient compliance with Clause 29.6 (Application of receipts) for the moneys concerned to be credited to the account to which the Agent remits or credits the amounts which it receives from the Borrower under this Agreement for distribution to the Lenders.

29.9	Additional statutory rights

In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Trustee shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999 and by the Trustee Act 2000.

29.10	Perpetuity period

The trusts constituted by this Agreement are governed by English law, and the applicable perpetuity period is 75 years commencing on the date of this Agreement.

29.11	Business with the Group

The Agent, the Security Trustee and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

29.12	Rights and discretions of the Servicing Banks

(a)	Each Servicing Bank may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	Each Servicing Bank may assume (unless it has received notice to the contrary in its capacity as agent or, as the case may be, trustee for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	Each Servicing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	Each Servicing Bank may act in relation to the Finance Documents through its personnel and agents.

(e)	Each Servicing Bank may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither Servicing Bank nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a duty of confidentiality.

29.13	Majority Lenders' instructions

(a)	Unless a contrary indication appears in a Finance Document, each Servicing Bank shall:

(i)
exercise any right, power, authority or discretion vested in it as Servicing Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or the Security Trustee); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
Each Servicing Bank may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), each Servicing Bank may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

29.14	Responsibility for documentation

None of the Agent, the Security Trustee and the Arranger:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, the Arranger, an Obligor or any other person given in, or in connection with, any Finance Document or the Information Memorandum; or

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Finance Document; or

(c)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.15	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 32.10 (Disruption to Payment Systems etc.), neither Servicing Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party may take any proceedings against any officer, employee or agent of a Servicing Bank in respect of any claim it might have against the Servicing Bank concerned or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and each officer, employee or agent of a Servicing Bank may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)
A Servicing Bank will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)
Nothing in this Agreement shall oblige either Servicing Bank or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to each Servicing Bank and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Trustee or the Arranger.

29.16	Lenders' indemnity to the Servicing Banks

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Servicing Bank, within 3 Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Servicing Bank concerned (otherwise than by reason of its gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.10 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent or Security Trustee under the Finance Documents (unless the Agent or Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

29.17	Resignation of a Servicing Bank

(a)	A Servicing Bank may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

(b)
Alternatively, a Servicing Bank may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent or Security Trustee.

(c)
If the Majority Lenders have not appointed a successor Agent or Security Trustee in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Trustee (after consultation with the Borrower) may appoint a successor Agent or Security Trustee (acting through an office in the United Kingdom).

(d)
The retiring Agent or Security Trustee shall, at its own cost, make available to the successor Agent or Security Trustee such documents and records and provide such assistance as the successor Agent or Security Trustee may reasonably request for the purposes of performing its functions as Agent or Security Trustee under the Finance Documents.

(e)	A Servicing Bank's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Servicing Bank shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Borrower, the Majority Lenders may, by notice to a Servicing Bank, require it to resign in accordance with paragraph (b) above. In this event, the Servicing Bank shall resign in accordance with paragraph (b) above.

29.18	Confidentiality

(a)
In acting as agent or, as the case may be, trustee for the Finance Parties, a Servicing Bank shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of a Servicing Bank other than that division or department responsible for complying with the obligations assumed by that Servicing Bank under the Finance Documents, that information may be treated as confidential to that division or department, and the Servicing Bank concerned shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

29.19	Relationship with the Lenders

(a)
Subject to Clause 27.9 (Pro rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day;

unless it has received not less than 5 Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandato?), Cost formulae).

(c)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(iii) of Clause 34.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.20	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Security Trustee and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)
the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Trustee, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

29.21	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.22	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.23	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, each Servicing Bank shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to the Borrower or any person who is party to or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by the Borrower or any such other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Bank shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

30	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery, to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 32.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party's rights

On a distribution by the Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)
This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

32	PAYMENT MECHANICS

32.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

32.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 Business Days' notice with a bank in the principal financial centre of the country of that currency.

32.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 33 (set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

32.5	Partial payments

(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement or any Hedging Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any termination sum due to any Hedge Counterparty but unpaid under any Hedging Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Document and due to any Hedge Counterparty but unpaid under the Hedging Agreements.

(b)	The Agent shall, if so directed by the Majority Lenders and each of the Hedge Counterparties, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

32.8	Currency of account

(a)	Subject to paragraphs (b) to (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

32.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.10	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(e)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or before the date on which it becomes a Party;

(c)	in the case of the Agent, that identified with its name below; and

(d)	in the case of the Security Trustee, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than 5 Business Days' notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage-prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent or the Security Trustee will be effective only when actually received by the Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Trustee's signature below (or any substitute department or officer as the Agent or the Security Trustee shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

34.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

34.5	Electronic communication

(a)
Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

34.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

36	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)
Subject to Clause 38.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

38.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	a postponement to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in any Commitment;

(v)	a change to the Borrower or Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders and/or all the Hedge Counterparties;

(vii)	Clause 2.2 (Finance Parties' rights and obligations), Clause 27 (Changes to the Lenders) or this Clause 38; or

(viii)	the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity),

shall not be made without the prior consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Trustee or, as the case may be, the Arranger.

39	CONFIDENTIALITY

39.1
Confidential Information. Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2	Disclosure of Confidential Information. Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.19 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law, rule or regulation including without limitation the rules or regulations of the United States Securities and Exchange Commission;

(vi)	to whom or for whose benefit that Finance Party chargers, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders' rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the and the relevant Finance Party;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)
to any investor or potential investor in a securitisation (or similar transaction of broadly equivalent economic effect of that Finance Party's rights and obligations under the Finance Documents) the size and term of the Facility and the name of each of the Obligors.

39.3	Disclosure to numbering service providers.

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currency of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

39.4
Entire agreement. This Clause 39 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.5
Inside information. Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.6	Notification of disclosure. Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39 (Confidentiality).

39.7
Continuing obligations. The obligations in this Clause 39 (Confidentiality) are continuing and , in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceased to be a Finance Party.

40	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

41	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

42	ENFORCEMENT

42.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 42.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

42.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)
irrevocably appoints Nicolaou & Co at its registered office for the time being (presently at 25 Heath Drive, Potters Bar, Herts, EN6 1EN, England) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

Name of Borrower Diana Containerships Inc.	Place of Incorporation/ Registered office Marshall Islands Trust Company Complex Ajiltake Island PO Box 1405 Majuro Marshall Islands MH96960

Name of Guarantor	Place of Incorporation/ Registered office	Earnings Account Designation

Likiep Shipping Company Inc.	Marshall Islands Trust Company Complex Ajiltake Island PO Box 1405 Majuro Marshall Islands MH96960	347566-100 (USD)

Orangina Inc.	Marshall Islands Trust Company Complex Ajiltake Island PO Box 1405 Majuro Marshall Islands MH96960	425196-100 (USD)

SCHEDULE 1

THE ORIGINAL PARTIES

PART II

ORIGINAL LENDERS

Name of Original Lender	Lending Office	Commitment

The Royal Bank of Scotland plc	Shipping Business Centre l Princes Street London EC2R 8PB	$100,000,000

SCHEDULE 1

THE ORIGINAL PARTIES

PART III

ORIGINAL HEDGING COUNTERPARTIES

Name of Hedging Counterparty	Booking Office

The Royal Bank of Scotland plc	135 Bishopsgate London EC2M 3UR

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the executive committee of the Borrower and the board of directors of each Original Guarantor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(e)
A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Ships and other security

(a)
A valuation of each Original Ship, addressed to the Agent, the Security Trustee and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the first Utilisation Date, from an Approved Broker selected by the Agent.

(b)
A duly executed original of the Mortgage and of the General Assignment relating to each Original Ship together with documentary evidence that the Mortgage relating to each Original Ship has been duly registered as a valid first preferred or priority ship mortgage in accordance with the laws of the relevant Approved Flag State.

(c)	Documentary evidence that each Original Ship:

(i)	is definitively and permanently registered in the name of an Original Guarantor under an Approved Flag;

(ii)	is in the absolute and unencumbered ownership of an Original Guarantor save as contemplated by the Finance Documents;

(iii)
maintains the highest classification available to ships of the same type, specification and age of such Original Ship with a classification society which is a member of the International Association of Classification Societies free of all overdue recommendations and conditions of such classification society affecting class; and

(iv)	is insured in accordance with this Agreement and all requirements therein in respect of insurances have been complied with.

(d)	Documents establishing that each Original Ship will, as from the first Utilisation Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(i)
a letter of undertaking executed by the Approved Manager in favour of the Security Trustee in terms required by the Agent subordinating the rights of the Approved Manager against the Original Obligors to the rights of the Finance Parties under the Finance Documents; and

(ii)
copies of the Approved Manager's Document of Compliance and of each Original Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

(e)
A duly executed original of the Accounts Security Deed and of the Shares Pledge relating to each Original Obligor (and, in the case of each Shares Pledge, of each document to be delivered under each of them).

(f)	A duly executed original of the Hedging Agreement Assignments.

3	Legal opinions

If an Original Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Finance Parties in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

4	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 42.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	The Original Financial Statements of the Borrower.

(d)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(e)
Such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself) in order for the Agent or such Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws, regulations and internal guidelines pursuant to the transactions contemplated in the Finance Documents.

SCHEDULE 2

CONDITIONS PRECEDENT

PART II

CONDITIONS PRECEDENT REQUIRED TO BE
DELIVERED BY AN ADDITIONAL GUARANTOR

1	An Accession Letter, duly executed by the Additional Guarantor and the Borrower.

2	A copy of the constitutional documents of the Additional Guarantor.

3	A copy of a resolution of the board of directors of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under, or in connection with, the Finance Documents.

4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5
A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6
A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7
A valuation of the relevant Additional Ship, addressed to the Agent, the Security Trustee and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the relevant Utilisation Date, from an Approved Broker selected by the Agent.

8
A survey report addressed to the Agent, the Security Trustee and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the relevant Utilisation Date from an independent marine surveyor selected by the Agent in respect of the physical condition of the relevant Additional Ship owned by the Additional Guarantor.

9
A duly executed original of the Mortgage and of the General Assignment relating to the relevant Additional Ship together with documentary evidence that the Mortgage relating to that Additional Ship has been duly registered as a valid first preferred or priority ship mortgage in accordance with the laws of the relevant Approved Flag State.

10	Documentary evidence that the relevant Additional Ship:

(a)	is registered in the name of the Additional Guarantor under an Approved Flag;

(b)	is in the absolute and unencumbered ownership of the Additional Guarantor save as contemplated by the Finance Documents;

(c)
maintains the highest classification available to ships of the same type, specification and age of such Additional Ship with a classification society which is a member of the International Association of Classification Societies, free of all overdue recommendations and conditions of such classification society affecting class; and

(d)	is insured in accordance with this Agreement and all requirements therein in respect of insurances have been complied with.

11	Documents establishing that the relevant Additional Ship will, as from the relevant Utilisation Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)
a letter of undertaking executed by the Approved Manager in favour of the Security Trustee in terms required by the Agent subordinating the rights of the Approved Manager against the Obligors to the rights of the Finance Parties under the Finance Documents; and

(b)
copies of the Approved Manager's Document of Compliance and of that Additional Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

12	A duly executed original of the Accounts Security Deed and of the Shares Pledge relating to the Additional Guarantor (and of each document to be delivered under each of them).

13
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

14	If available, the latest audited financial statements of the Additional Guarantor.

15
If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Finance Parties in the jurisdiction in which the Additional Guarantor is incorporated.

16
If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 42.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.

17
Such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself) in order for the Agent or such Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws, regulations and internal guidelines pursuant to the transactions contemplated in the Finance Documents.

SCHEDULE 3

REQUESTS

PART I

UTILISATION REQUEST

From:	Diana Containerships Inc.

To:	The Royal Bank of Scotland plc

Dated:	[●]

Dear Sirs

Diana Containerships Inc. — Facility Agreement

dated [●] 2011 (the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

	Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

	Amount:	[●]

	Interest Period:	[●]

3	We confirm that each condition specified in Clause 4.3 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4	The proceeds of this Loan should be credited to [account].

5	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

Diana Containerships Inc.

SCHEDULE 3

REQUESTS

PART H

SELECTION NOTICE

From:	Diana Containerships Inc.

To:	The Royal Bank of Scotland plc

Dated:	[●]

Dear Sirs

Diana Containerships Inc. — Facility Agreement

dated [●] 2011 (the "Agreement")

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We refer to the following Loan[s] with an Interest Period ending on [●].

3	[We request that the above Loans[s] be divided into [●] Loans with the following amounts and Interest Periods:]

or

[We request that the next Interest Period for the above Loan[s] be [●]].

4	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

Diana Containerships Inc.

SCHEDULE 4

MANDATORY COST FORMULAE

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Loan:

AB+C(B-D)+Ex0.01 per cent. per annum
100-(A+C)

(b)	in relation to a Loan in any currency other than sterling:

E x 0.01 per cent. per annum
300

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Clause 8.3(a) (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing, Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.l Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the  information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13
The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

From:	The Royal Bank of Scotland plc as Agent

To:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:	[●]

Diana Containerships Inc. — Facility Agreement
dated  [●] 2011 (the "Agreement")

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate is governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments. ]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●].

The Royal Bank of Scotland plc

By: [●]

SCHEDULE 6

FORM OF ASSIGNMENT AGREEMENT

To:           The Royal Bank of Scotland plc as Agent and Diana Containerships Inc. as Borrower, for and on behalf of each Obligor

From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated:

  Diana Containerships Inc. - Facility Agreement
dated [●] 2011 (the "Agreement")

1
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitments and participations in Loans under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

7
This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

The Royal Bank of Scotland plc

By:

SCHEDULE 7

FORM OF ACCESSION LETTER

From:	The Royal Bank of Scotland plc as Agent

To:	[Subsidiary] and Diana Containerships Inc.

Dated:	[●]

Dear Sirs

Diana Containerships Inc. — Facility Agreement
dated [●] 2011 (the "Agreement")

1	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2
Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause 28.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3	[Subsidiary's] administrative details are as follows:

	Address:	[●]

	Fax No	[●]

	Attention:	[●]

4	This Accession Letter is governed by English law.

This Accession Letter is executed and delivered as a deed.

	Diana Containerships Inc.	[Subsidiary]

	By: [●]	By: [●]

	In the presence of [●]	In the presence of [●]

SCHEDULE 8

FORM OF RESIGNATION LETTER

From:	The Royal Bank of Scotland plc as Agent

To:	[resigning Obligor] and Diana Containerships Inc.

Dated:	[●]

Dear Sirs

Diana Containerships Inc. — Facility Agreement
dated [●] 2011 (the "Agreement")

1	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2	Pursuant to Clause 28.4 (Resignation of a Guarantor) of the Agreement, we request that [resigning Obligor] be released from its obligations as a Guarantor under the Agreement.

3	We confirm that no Default is continuing or would result from the acceptance of this request.

4	This Resignation Letter is governed by English law.

	Diana Containerships Inc.	[Subsidiary]

	By: [●]	By: [●]

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

From:	The Royal Bank of Scotland plc as Agent

To:	Diana Containerships Inc.

Dated:	[●]

Dear Sirs

Diana Containerships Inc. — Facility Agreement
dated [●] 2011 (the "Agreement")

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that as at [date] we are in compliance with the financial covenants in Clause 20 (Financial Covenants) of the Agreement. Specifically:

(a)
Clause 20.1 (Borrowings): No Obligor [or any other member of the Group]* has incurred any Financial Indebtedness except under the Finance Documents to which it is a party and in respect of Permitted Hedging Transactions.

(b)	Clause 20.2 (Expenditure): No Obligor has incurred any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing a Ship.

(c)	Clause 20.3 (Consolidated Net Debt): Consolidated Net Debt does not exceed 60% of Market Adjusted Assets.

(d)	Clause 20.4 (Interest Cover): the EBITDA to Interest Expenses ratio is not less than 3:1.

(e)	Clause 20.5 (Maintenance of Cash with Agent): The Borrower maintains cash with the Agent not less than the higher of (i) 10% of the Loans outstanding and (ii) $5,000,000.

(f)	Clause 20.6 (Forward Looking Cash Flow): The ratio of Forward Looking Net Contracted Operating Cash Flow to the Forward Looking Projected Interest Costs is not less than 1.2:1.

(g)	Clause 20.7 (Contracted Employment of Ships): [Not less than 50% of the Ships the subject of a Mortgage have contracted employment in excess of 1 year].*

To evidence such compliance, we attach a copy of the latest [annual audited][quarterly unaudited] accounts of the Borrower together with calculations setting out in reasonable detail the data and calculations resulting therefrom which we have used to support the confirmations made above.

*           only to apply during the period in which the Borrower has agreed under clause 4 of the Mandate Letter that no member of the Group shall raise any other finance.

**           see proviso in clause 20.7

3.           We confirm that no Default is continuing.

Signed:
Chief Financial Officer
of
Diana Containerships Inc.

SCHEDULE 10

FORM OF CONFIDENTIALITY UNDERTAKING

This document is intended to be used with all LMA Facility Agreements whether or not they contain the new LMA Confidentiality Undertaking.

For the avoidance of doubt, this document is in a non-binding, recommended form. Its intention is to be used as a starting point for negotiation only. Individual parties are free to depart from its terms and should always satisfy themselves of the regulatory implications of its use.

LMA CONFIDENTIALITY LETTER (SELLER). A SEPARATE LMA
CONFIDENTIALITY LETTER IS AVAILABLE FOR USE BETWEEN A SELLER'S
AGENT/BROKER AND A PURCHASER'S AGENT/BROKER.
THE CONFIDENTIALITY PROVISIONS CONTAINED IN THIS LETTER HAVE BEEN
PRODUCED SPECIFICALLY FOR THE SECONDARY TRADING OF LOANS. THIS
LETTER SHOULD NOT THEREFORE BE USED FOR PRIMARY SYNDICATION. A
SEPARATE LMA CONFIDENTIALITY LETTER IS AVAILABLE FOR USE WITH
PRIMARY SYNDICATION.

[Letterhead of Seller]

Date: [         ]

To:

[insert name of Potential Purchaser]

Re: The Agreement

Company:	(the "Company")
Date:
Amount:
Agent:

Dear Sirs

We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1	CONFIDENTIALITY UNDERTAKING

You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.1

1           Please note that the Permitted Purpose ceases to apply on completion of the Acquisition however if the Acquisition does not complete, the prospective purchaser is not permitted to use any Confidential Information it has acquired for any purpose other than the Permitted Purpose.

2	PERMITTED DISCLOSURE

We agree that you may disclose:

2.1
to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2	subject to the requirements of the Agreement, to any person:

(a)
to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (a) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(b)
with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or any Obligor such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (b) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(c)
to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and

2.3
notwithstanding paragraphs 2.1 and 2.2. above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to you.2

3	NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

3.1
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (c) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4	RETURN OF COPIES

If you do not enter into the Acquisition and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any

2           The intention of this paragraph is to ensure that (i) any permitted disclosures in the Facility Agreement which are subject to less onerous disclosure requirements and (ii) any additional permitted disclosures in the Facility Agreement are also permitted under this letter.

Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (c) of paragraph 2.2 above.

5	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you become a party to the Agreement as a lender of record, the date on which you become such a party to the Agreement; (b) if you enter into the Acquisition but it does not result in you becoming a party to the Agreement as a lender of record, the date falling [twelve] months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated3; or (c) in any other case the date falling [twelve] months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

You acknowledge and agree that:

6.1
neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

6.2
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7	ENTIRE AGREEMENT; NO WAIVER; AMENDMENTS, ETC

7.1
This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2
No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable

3           The purpose of this paragraph (b) is to ensure that if the Acquisition does not result in the Purchaser becoming a lender of record under the Agreement, the confidentiality obligations imposed on the Purchaser in this letter will continue until the expiry of an agreed period after termination of the sub-participation, assignment or other transaction.

legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and are also given for the benefit of the Company and each other member of the Group.

10	THIRD PARTY RIGHTS

10.1
Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter.

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

11	GOVERNING LAW AND JURISDICTION

11.1
This letter (including the agreement constituted by your acknowledgement of its terms) (the "Letter") and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter)4 are governed by English law.

11.2
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12	DEFINITIONS

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

"Confidential Information" means all information relating to the Company, any Obligor, the Group, the Finance Documents, [the/a] Facility and/or the Acquisition which is provided to you in relation to the Finance Documents or [the/a] Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)
is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

4           The reference to non-contractual obligations arising out of the negotiation of the contemplated transaction is intended to specifically apply the governing law (and jurisdiction) clause to any non-contractual obligations arising out of negotiations where the transaction breaks down before the documentation documenting the debt trade is entered into.

"Group" means the Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006),

"Permitted Purpose" means considering and evaluating whether to enter into the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Seller]

To:	[Seller]

The Company and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of

[Potential Purchaser]

SCHEDULE 11

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Not later than 11:00 a.m. London time 5 Business Days before the intended Utilisation

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	Not later than 11:00 a.m. London time 3 Business Days before the intended Utilisation

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

SCHEDULE 12

FORM OF ADDITIONAL COMMITMENT ACCESSION LETTER

To:	(1)	The Royal Bank of Scotland plc as Agent

	(2)	Diana Containerships Inc as Borrower

From:	[New Lender]

Dated:	[●]

Dear Sirs

Diana Containerships Inc. — Facility Agreement
dated [●] 2011 (the "Agreement")

1
We refer to the Agreement. This is an Additional Commitment Accession Letter. Terms defined in the Agreement have the same meaning in this Additional Commitment Accession Letter unless given a different meaning in this Additional Commitment Accession Letter.

2
[New Lender] agrees to become a Lender [and a Hedging Counterpart)] and to be bound by the terms of the Agreement as a Lender [and a Hedging Counterpart)] pursuant to Clause 2.3 (Further Syndication) of the Agreement.

3	Our Commitment and Lending Office is as follows:

	Lending Office	Commitment

	[Lending Office]	$ [●]

4	[New Lender's] administrative details are as follows:

	Address:	[●]

	Fax No:	[●]

	Attention:	[●]

5	This Additional Commitment Accession Letter is governed by English law.

This Additional Commitment Accession Letter is executed and delivered as a deed.

[New Lender]

By: [●]

In the presence of [●]

Note: if Additional Commitment Accession Letter to be signed by an Original Lender in relation to additional Commitment, then 2, 3 and 4 will not be necessary and shall be replaced with the following:

"2.           We agree to provide an additional Commitment in the amount of $ [●]".

This Additional Commitment Letter is	This Additional Commitment Letter is
accepted by the Agent	accepted by the Borrower

The Royal Bank of Scotland plc	Diana Containerships Inc.

By: [●]	By: [●]
In the presence of [●]	In the presence of [●]

SIGNATORIES

Borrower

SIGNED by	)
for and on behalf of	)	/s/
DIANA CONTAINERSHIPS INC.	)
In the presence of:	)

Address for notices:

WATSON, FARLEY & WILLIAMS
89 Akti Miaouli
Piraeus 185 38 - Greece

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number: +30210 942 4975
Attention: Mr. S. P. Palios

Original Guarantors

SIGNED by	)
for and on behalf of	)	/s/
LIKIEP SHIPPING COMPANY INC.	)
In the presence of:	)

Address for notices:

WATSON, FARLEY & WILLIAMS
89 Akti Miaouli
Piraeus 185 38 - Greece

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number: +30210 942 4975
Attention: Mr. S. P. Palios

SIGNED by	)
for and on behalf of	)	/s/
ORANGINA INC.	)
In the presence of:	)

Address for notices:

WATSON, FARLEY & WILLIAMS
89 Akti Miaouli
Piraeus 185 38 - Greece

Pendelis 16
175 64 Palaio Faliro
Athens
Greece

Fax Number: +30210 942 4975
Attention: Mr. S. P. Palios

Arranger

SIGNED by	)
for and on behalf of	)	/s/
THE ROYAL BANK OF SCOTLAND PLC	)
In the presence of:	)

Address for notices:

WATSON, FARLEY & WILLIAMS
89 Akti Miaouli
Piraeus 185 38 - Greece

Shipping Business Centre
4th Floor
1 Princes Street
London EC2R 8PB

Fax Number: +44 207 714 4604
Attention: Head of Greek Coverage, London (Nicholas Pavlidis)

Original Lenders

SIGNED by	)
for and on behalf of	)	/s/
THE ROYAL BANK OF SCOTLAND PLC	)
In the presence of:	)

Address for notices:

WATSON, FARLEY & WILLIAMS
89 Akti Miaouli
Piraeus 185 38 - Greece

Shipping Business Centre
4th Floor
1 Princes Street
London EC2R 8PB

Fax Number: +44 207 714 4604
Attention: Head of Greek Coverage, London (Nicholas Pavlidis)

Hedge Counterparties

SIGNED by	)
for and on behalf of	)	/s/
THE ROYAL BANK OF SCOTLAND PLC	)
In the presence of:	)

Address for notices:

WATSON, FARLEY & WILLIAMS
89 Akti Miaouli
Piraeus 185 38 - Greece

c/o RBS Global Banking & Markets
Bankside 3
90-100 Sothwark Street
London SE1 0SW

Fax Number: +44 207 085 6724
Attention: Swaps Administration

Agent

SIGNED by	)
for and on behalf of	)	/s/
THE ROYAL BANK OF SCOTLAND PLC	)
In the presence of:	)

Address for notices:

WATSON, FARLEY & WILLIAMS
89 Akti Miaouli
Piraeus 185 38 - Greece

15 Bishopsgate
London EC2P 2AP

Fax Number: +44 207 085 4564
Attention: Head of Corporate Team, Syndicated Loans Agency (Paul Fletcher)

Security Trustee

SIGNED by	)
for and on behalf of	)	/s/
THE ROYAL BANK OF SCOTLAND PLC	)
In the presence of:	)

Address for notices:

WATSON, FARLEY & WILLIAMS
89 Akti Miaouli
Piraeus 185 38 - Greece

15 Bishopsgate
London EC2P 2AP

Fax Number: +44 207 085 4564
Attention: Head of Corporate Team, Syndicated Loans Agency (Paul Fletcher)